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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (No. 333-52453, No. 333-32080, and No. 333-32082) of
Loews Cineplex Entertainment Corporation of our report dated May 1, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 1, 2000 relating to the financial statement schedules, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
May 24, 2000